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                           United States
                  Securities and Exchange Commission
                       Washington, D.C. 20549

                             Form 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) February 25, 1994

                     SOUTHWEST GAS CORPORATION
       (exact name of registrant as specified in its charter)

           California                 1-7850              88-0085720
(State or other jurisdiction of     (Commission        (I.R.S. Employer
 incorporation or organization)     File Number)       Identification No.)


    5241 Spring Mountain Road
      Post Office Box 98510
        Las Vegas, Nevada                                 89193-8510
(Address of principal executive offices)                  (Zip Code)

   Registrant's telephone number, including area code:  (702) 876-7252

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ITEM 5. OTHER EVENTS

ARIZONA PIPE REPLACEMENT PROGRAM DISALLOWANCES

   ARIZONA RATE CASES - In August 1990, the Arizona Corporation Commission
(ACC) issued its opinion and order (Decision No. 57075) on the Company's 1989 general rate increase requests applicable to the Company's Central and Southern Arizona Divisions. Among other things, the order stated that $16.7 million of the total capital expenditures incurred as part of the Company's Central Arizona Division pipe replacement program were disallowed for ratemaking purposes and all costs incurred as part of the Company's Southern Arizona Division pipe replacement program were excluded from the rate case and rate consideration was deferred to the Company's next general rate application, which was filed in November 1990.

   In October 1990, the Company filed a Complaint in the Superior Court of the State of Arizona, against the ACC, to seek a judgement modifying or setting aside this decision. In February 1991, the Company filed a Motion for Summary Judgement in the Superior Court to seek a judgement summarily determining that Decision No. 57075 of the ACC is unreasonable and unlawful and, in accordance with that determination, modifying or setting aside Decision No. 57075 and allowing the Company to establish and collect reasonable, temporary rates under bond, pending the establishment of reasonable and lawful rates by the Commission. In June 1991, the Court affirmed the ACC's rate order without explanation or opinion. In August 1991, the Company appealed to the Arizona Court of Appeals from the Superior Court's judgment. In April 1993, Division Two of the Arizona Court of Appeals issued a Memorandum Decision affirming the ACC's opinion and order. Based on this decision, the Company filed a Motion for Reconsideration in the Court of Appeals in May 1993. The Motion for Reconsideration was denied and the Company, in July 1993, filed a Petition for Review with the Arizona Supreme Court. On February 25, 1994, immediately following the denial of the Petition for Review by the Arizona Supreme Court, the Court of Appeals issued its Mandate ordering the Company to comply with its April 1993 Memorandum Decision.

   As a result of the Arizona Court of Appeals Division Two Mandate, the Company has written off $15.9 million in gross plant related to the central and southern Arizona pipe replacement program disallowances. The impact of these disallowances, net of accumulated depreciation, tax benefits and other related items, was a non-cash reduction to 1993 net income of $9.3 million, or $0.44 per share. Discussions relative to each replacement program follows.

CENTRAL ARIZONA DIVISION

   In November 1984, the Company acquired all of the gas utility assets of Arizona Public Service Company (APS) for $111 million, which was $31 million less than net book value. By Order dated May 30, 1984, the ACC authorized the Company to include the acquired gas assets in the Company's rate base at the same original cost (irrespective of the Company's purchase price) assigned to such assets for ratemaking purposes in the last APS gas general rate case prior to the November closing. At the same time, the Company committed to replace certain distribution pipe purchased from APS because the pipe was aging prematurely, and thus was not adequate to meet long-term safety requirements. The Company invested $123 million in the central Arizona pipe replacement program. The project was completed, under budget, in 1991.

   In Decision No. 57075, the ACC found that at the time it authorized the Company to acquire the APS assets, it was aware of the cost estimates of the Company's pipe replacement program; the Company's management and implementation of the replacement program had been sound; and there were no allegations of imprudence in connection with the replacement program. Despite these findings, the ACC disallowed a total of $16.7 million of the Company's capital expenditures pertaining to the pipe replacement program. This disallowance was reduced to $14.6 million in August 1993.

   The Company maintained that the reasons implicit in the ACC's decision to cause the disallowance of a portion of the costs of the pipe replacement program were erroneous and led to the denial of rate base treatment--a result which is contrary to the Arizona Constitution, statutes and existing case law. Prior Commissions approved the terms and conditions, including the purchase price, for the acquisition of the APS system. The Company had continuously
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kept the ACC informed of the progress, including the costs, of the replacement program. In addition, existing case law in Arizona makes the purchase price immaterial for ratemaking purposes. The Arizona Constitution requires the ACC to first establish a rate base by finding the fair value of a utility company's property, and existing case law provides that a utility is entitled to earn a fair and reasonable rate of return on its system that is used and useful in the service of the public. The Company believed that the disallowance was illegal and, therefore, had not previously written off any plant assets.

SOUTHERN ARIZONA DIVISION

   In April 1979, the Company acquired all of the gas utility assets of Tucson Electric Power Company (TEP), formerly Tucson Gas and Electric Company. As part of the purchase agreement, TEP warranted that the gas facilities had been properly installed according to applicable codes. The Company replaced certain distribution pipe purchased from TEP and it was the Company's contention that, unbeknown to the Company at the time of acquisition, TEP used questionable pipe installation practices which resulted in the need for this replacement program. Citing the warranty provided at the time of purchase, the Company filed suit against TEP seeking damages as compensation for its pipe replacement costs. In April 1990, the Company and TEP reached an out-of-court settlement in which the Company agreed to dismiss its lawsuit in exchange for payment from TEP of $25 million, plus $3 million in interest, over a three year period. To reflect the settlement, a $25 million receivable was recorded and gas utility property reduced by $22.6 million. The remaining $2.4 million was used as a recovery of litigation expenses. As of December 31, 1993, all amounts due from TEP were fully collected.

   The August 1990 opinion and order stated that all southern Arizona pipe replacement costs, including all related interest costs, property taxes and depreciation expenses, were eliminated from the rate case revenue requirement and deferred for rate consideration to the next general rate application of the Company. In addition, the ACC ordered that all related interest costs, property taxes and depreciation expenses were to be deferred until the allowable portion of the pipe replacement costs was ultimately determined by the ACC and reflected in rates.

   In November 1990, the Company filed a new general rate case with the ACC applicable to its southern Arizona rate jurisdiction. The application included a request for full recovery of all capitalized and deferred costs related to the pipe replacement program as ordered by the ACC in the prior general rate case.

   In February 1992, the ACC issued its opinion and order on the Company's rate request. Among other things, the opinion and order stated that $1.3 million of the $35 million in capital expenditures incurred as part of the Company's southern Arizona pipe replacement program were disallowed for ratemaking purposes. The Company believes that future disallowances of pipe replacement costs, if any, associated with the southern Arizona pipe replacement program will not materially impact the results of operations.

   In April 1992, the Company filed a Notice of Appeal with the Arizona Court of Appeals Division One challenging the lawfulness of the February 1992 decision issued by the ACC. The Company maintains that the Arizona constitution requires the ACC to first establish a rate base by finding the fair value of a utility company's property, and existing case law provides that a utility is entitled to earn a fair and reasonable rate of return on its system that is used and useful in the service of the public. Although this case has not yet been considered by Division One of the Arizona Court of Appeals, the Company considers the issues involved to be controlled by the February 1994 denial of the Petition for Review by the Arizona Supreme Court and the Mandate of Division Two of the Arizona Court of Appeals and, therefore, has written off the applicable pipe replacement costs.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                       SOUTHWEST GAS CORPORATION




                                          /s/ Jeffrey W. Shaw
                                  _____________________________________
                                              Jeffrey W. Shaw
                                        Vice President, Controller
                                        (Chief Accounting Officer)





Date:  March 1, 1994